Exhibit 4.1

US$10,000,000.00 Share Capital divided into
50,000,000 shares of a nominal or par value of US$0.20 each

LIZHAN ENVIRONMENTAL CORPORATION
(Registered under the laws of the Cayman Islands)

Number	CUSIP	Shares

THIS IS TO CERTIFY THAT_______________ is the registered holder of ___________Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.  Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
Countersigned and registered

Transfer Agent and Registrar
Corporate Logo

By:
Authorized Officer

By:		By:
	Chief Financial Officer	Chief Executive Officer

LIZHAN ENVIRONMENTAL CORPORATION

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	__________Custodian____________ (Cust) (Minor) Uniform Gifts to Minors Act _______
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated _______________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).